Exhibit 99.1

Duluth Holdings Inc. Announces  Second Quarter 2023 Financial Results

and Chief Financial Officer Update

Net Sales of $139.1 million

New highly automated 500,000 square foot fulfillment center in Adairsville, Georgia is live

Strong financial condition with $211 million of liquidity

Updated Fiscal 2023 outlook for EPS and Adjusted EBITDA

MOUNT HOREB, WI – August 31, 2023 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal second quarter ended July 30, 2023.

Summary of the Second Quarter Ended July 30, 2023

•	Net sales of $139.1 million compared to $141.5 million in the prior year second quarter
•	AKHG sub-brand net sales increase 14.0% compared to prior year second quarter
•	Inventory composition healthy and well managed, down 4.5% compared to prior year second quarter
•	Adjusted EBITDA[1] of $8.6 million, representing 6.2% of net sales
•	New highly automated fulfillment center opened ahead of schedule and on budget

1See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO Sam Sato commented, “Customer demand for our Spring & Summer collections was healthy as we sold through our seasonal offerings and drove increases in units and order volume during the quarter. As we navigate what remains a dynamic macro environment in which customers continue to seek value, we are managing the business prudently, controlling what we can control while staying keenly focused on elevating our unique brand and sub-brand positioning. Our updated outlook for fiscal 2023 reflects a continuation of consumers remaining selective in their discretionary spending. Importantly, our inventory position is in good shape and ended the quarter below prior year levels due to strong seasonal sell through and our disciplined efforts to appropriately plan our purchase and receipt flow.

The continued success and momentum in our spring Garden, Landscaping and Planting collection, registering a second quarter sales increase of nearly 40%, combined with expansion of our AKHG sub-brand for women with sales growth of more than 30%, fueled solid women’s second quarter sales growth of roughly 3%. We saw strong overall AKHG sub-brand year-over-year sales growth in the quarter of 14%. With the large and growing consumer participation in outdoor recreation, our AKHG apparel collection for men and women represents a significant growth opportunity for Duluth.

We’re also seeing a favorable response to our early Fall & Winter receipts and are particularly enthused about our core men’s Duluth assortment which is on an improving trend with the recent introduction of new colors and fits in the Long Tail T program and success in the Duluth Double Flex Denim pant program. We expect Men’s pants to be a high-volume driver for us this Fall with the support of robust marketing plans over the next few months.”

Sato concluded, “We are incredibly excited to share the news that our new highly automated fulfillment center in Adairsville, GA is up and running ahead of schedule and on budget. The center represents a truly transformational advancement in our supply chain capabilities that moves us forward in meeting customers' growing expectations for faster online deliveries and positions us to gain operational efficiencies as early as our peak selling season this year. The investment to automate and expand capacity in our logistics network is a key pillar of our Big Dam

Blueprint and I would like to thank all the team

members who contributed to realizing this major milestone.”

Operating Results for the Second Quarter Ended July 30, 2023

Net sales decreased 1.7% to $139.1 million, compared to $141.5 million in the same period a year ago. Direct to-consumer net sales increased by 1.8% to $86.8 million driven by higher traffic and conversion rates.  Retail store net sales decreased by 7.0% to $52.3 million due to slower store traffic, which was partially offset by continued strong conversion rates.

Gross profit decreased to $71.5 million, or 51.4% of net sales, compared to $75.6 million, or 53.4% of net sales, in the corresponding prior year period. The decrease in gross profit margin rate was primarily due to a lower product margin rate amidst the continued promotional retail environment.

Selling, general and administrative  expenses increased 1.7% to $72.9 million, compared to $71.7 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased to 52.4%, compared to 50.7% in the corresponding prior year period.

The increase in selling, general and administrative expense was partially due to higher occupancy costs from the new automated Southeast fulfillment center, coupled with investments in new headcount to drive ongoing strategic initiatives.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $11.1 million,  net working capital of $84.6 million,  and no outstanding balance on the Duluth Trading $200 million revolving line of credit.

End of period inventory of $157.1 million represented a  4.5% decrease compared to prior period second quarter.

Updated Fiscal 2023 Outlook

The Company’s updated fiscal 2023 outlook is as follows:

•	Net sales in the range of $645 million to $660 million
•	Adjusted EBITDA[1] in the range of $40 million to $42 million
•	EPS in the range of ($0.15) to ($0.08) per diluted share
•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $55 million

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Chief Financial Officer Update

The Company announced today that Dave Loretta has decided to step down as Senior Vice President and Chief Financial Officer on September 15, 2023 to accept an employment opportunity outside the Company.

A formal search process for the selection of a new Chief Financial Officer has been initiated by the Company. Until that process is completed, Michael Murphy, VP, Chief Accounting Officer will also serve as Interim Chief Financial Officer, effective September 15, 2023. Mr. Murphy, age 44, has been in his current position since 2019. Prior to joining the Company, Mr. Murphy served for 3 years as Chief Accounting Officer at First Business Financial Services, Inc. Mr. Murphy’s employment experience also includes 8 years at KPMG, LLP in several capacities, including as Senior Manager.

“We appreciate Dave’s commitment to Duluth Trading since he joined us in 2017,” said Stephen Schlecht, Chairman of Duluth Trading. “I personally want to thank him for his contributions and wish him the best in his future endeavors.”

Sam Sato, President and CEO, said, “I would like to thank Dave for his many contributions and leadership at Duluth over these past six years. Under Dave’s leadership, Duluth has elevated and strengthened its finance organization, anchored on a talented team with extensive experience across all finance functions. I am confident this will be a seamless transition as we search for a permanent replacement for Dave. It has been an honor to partner with Dave at Duluth and I wish him well in his next role.”

“I’m proud of my time here at Duluth Trading Company,” commented Dave Loretta. “It has been a privilege to work alongside Sam and the many talented individuals across the organization. I believe Duluth is well positioned to execute against the strategic pillars of the Big Dam Blueprint. I wish the team all the best of continued success in the future.”

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  August 31, 2023 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)

•	Conference call replay available through June 8, 2023: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 8347847
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10181383/fa0d2c2d4d and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See attached Table “Reconciliation of Net (Loss) Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net (loss) income to EBITDA and EBITDA to Adjusted EBITDA for the three and six months ended July 30, 2023, versus the three and six months ended July 31, 2022.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Updated Fiscal 2023 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2023 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation on our results of operations; the prolonged effects of economic uncertainties on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; effectively adapting to new challenges associated with our expansion into new geographic markets; our ability to meet customer delivery time expectations; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; our inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; our ability to successfully open new stores; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold due to global market constraints; the potential for further increases in price and availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; the susceptibility of the price and availability of our merchandise to international trade conditions; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods; our ability to secure the personal and/or financial information of our customers and comply with the security standards for the credit card industry; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

***

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	July 30, 2023	January 29, 2023	July 31, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$11,148	$45,548	$15,369
Receivables	5,758	6,041	5,764
Income tax receivable	140	—	—
Inventory, net	157,126	154,922	164,499
Prepaid expenses & other current assets	17,665	15,154	16,841
Total current assets	191,837	221,665	202,508
Property and equipment, net	125,970	112,564	114,616
Operating lease right-of-use assets	126,132	131,753	114,980
Finance lease right-of-use assets, net	45,742	47,206	48,669
Available-for-sale security	5,254	5,539	5,823
Other assets, net	7,853	8,727	6,725
Deferred tax assets	353	—	—
Total assets	$503,141	$527,454	$493,321
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$59,259	$56,547	$53,604
Accrued expenses and other current liabilities	28,215	40,815	28,961
Income taxes payable	—	1,761	583
Current portion of operating lease liabilities	15,993	15,571	13,422
Current portion of finance lease liabilities	2,964	2,842	2,763
Duluth line of credit	—	—	—
Current maturities of TRI long-term debt[1]	807	768	729
Total current liabilities	107,238	118,304	100,062
Operating lease liabilities, less current maturities	110,999	117,366	101,008
Finance lease liabilities, less current maturities	35,906	37,425	38,870
TRI long-term debt, less current maturities[1]	25,538	25,913	26,271
Deferred tax liabilities	—	1,249	2,729
Total liabilities	279,681	300,257	268,940
Shareholders' equity:
Treasury stock	(1,733)	(1,459)	(1,458)
Capital stock	101,415	98,842	97,102
Retained earnings	127,299	133,172	131,943
Accumulated other comprehensive income, net	(295)	(148)	2
Total shareholders' equity of Duluth Holdings Inc.	226,686	230,407	227,589
Noncontrolling interest	(3,226)	(3,210)	(3,208)
Total shareholders' equity	223,460	227,197	224,381
Total liabilities and shareholders' equity	$503,141	$527,454	$493,321

1Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Six Months Ended
	July 30, 2023	July 31, 2022	July 30, 2023	July 31, 2022
Net sales	$139,099	$141,511	$262,858	$264,415
Cost of goods sold (excluding depreciation and amortization)	67,616	65,903	125,724	121,744
Gross profit	71,483	75,608	137,134	142,671
Selling, general and administrative expenses	72,926	71,739	143,126	139,733
Operating (loss) income	(1,443)	3,869	(5,992)	2,938
Interest expense	880	879	1,814	1,755
Other income, net	109	78	257	124
(Loss) income before income taxes	(2,214)	3,068	(7,549)	1,307
Income tax (benefit) expense	(202)	727	(1,660)	289
Net (loss) income	(2,012)	2,341	(5,889)	1,018
Less: Net loss attributable to noncontrolling interest	(8)	(27)	(16)	(56)
Net (loss) income attributable to controlling interest	$(2,004)	$2,368	$(5,873)	$1,074
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,952	32,766	32,912	32,732
Net (loss) income per share attributable to controlling interest	$(0.06)	$0.07	$(0.18)	$0.03
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,952	32,766	32,912	32,910
Net (loss) income per share attributable to controlling interest	$(0.06)	$0.07	$(0.18)	$0.03

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six Months Ended
	July 30, 2023	July 31, 2022
Cash flows from operating activities:
Net (loss) income	$(5,889)	$1,018
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	14,868	15,374
Stock based compensation	2,284	1,274
Deferred income taxes	(1,553)	27
Loss on disposal of property and equipment	16	23
Changes in operating assets and liabilities:
Receivables	283	(309)
Income taxes receivable	(140)	—
Inventory	(2,204)	(41,827)
Prepaid expense & other current assets	(1,351)	86
Software hosting implementation costs, net	(370)	(529)
Deferred catalog costs	—	(25)
Trade accounts payable	2,716	9,549
Income taxes payable	(1,761)	(6,231)
Accrued expenses and deferred rent obligations	(7,343)	(18,974)
Other assets	(20)	(519)
Noncash lease impacts	(785)	(75)
Net cash used in operating activities	(1,249)	(41,138)
Cash flows from investing activities:
Purchases of property and equipment	(31,483)	(18,814)
Principal receipts from available-for-sale security	88	79
Proceeds from disposals	—	8
Net cash used in investing activities	(31,395)	(18,727)
Cash flows from financing activities:
Proceeds from line of credit	10,000	—
Payments on line of credit	(10,000)	—
Payments on TRI long term debt	(373)	(338)
Payments on finance lease obligations	(1,397)	(1,336)
Payments of tax withholding on vested restricted shares	(274)	(456)
Other	288	313
Net cash used in financing activities	(1,756)	(1,817)
Decrease in cash and cash equivalents	(34,400)	(61,682)
Cash and cash equivalents at beginning of period	45,548	77,051
Cash and cash equivalents at end of period	$11,148	$15,369
Supplemental disclosure of cash flow information:
Interest paid	$1,814	$1,755
Income taxes paid	$1,795	$6,619
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$1,336	$2,236

DULUTH HOLDINGS INC.

Reconciliation of Net (Loss) Income to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarter and Six Months Ended July 30,  2023 and July 31, 2022

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	July 30, 2023	July 31, 2022	July 30, 2023	July 31, 2022
(in thousands)
Net (loss) income	$(2,012)	$2,341	$(5,889)	$1,018
Depreciation and amortization	7,455	7,854	14,868	15,374
Amortization of internal-use software hosting
subscription implementation costs	1,150	787	2,420	1,420
Interest expense	880	879	1,814	1,755
Income tax (benefit) expense	(202)	727	(1,660)	289
EBITDA	$7,271	$12,588	$11,553	$19,856
Stock based compensation	1,294	656	2,284	1,274
Adjusted EBITDA	$8,565	$13,244	$13,837	$21,130

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending January 28, 2024

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net loss	$(4,800)	$(2,600)
Depreciation and amortization	32,400	32,400
Amortization of internal-use software hosting subscription implementation costs	4,000	4,000
Interest expense	5,000	4,075
Income tax expense	(1,600)	(875)
EBITDA	$35,000	$37,000
Stock based compensation	5,000	5,000
Adjusted EBITDA	$40,000	$42,000